EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-59567, 333-11703, 333-11703-01, 333-67843 and 333-81029) and Form S-4 (No. 333-48584)
and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, 333-08005,
333-27313, 333-48616 and 333-81031) of Triton Energy Limited and its subsidiaries of our report dated January 30, 2001, relating to the financial statements and financial statement schedule, appearing on page F-2 of this Form 10-K.



PricewaterhouseCoopers  LLP
Dallas,  Texas
March  14,  2001